UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1617 Sixth Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 628-2111

INAPPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 16, 2011, Nordstrom Credit Card Master Note Trust II (“Trust”) a statutory trust created by Nordstrom Credit Card Receivables II LLC (“NCCR II” a wholly owned bankruptcy remote subsidiary of Nordstrom Credit Inc, which is a wholly owned subsidiary of Nordstrom Inc.) entered into a Note Purchase Agreement with RBS Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers, to sell $325.0 million of notes for resale to “qualified institutional buyers.” The notes were issued pursuant to the Series 2011-1 Indenture Supplement, dated as of November 22, 2011, to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture”), between the Trust, as issuer, and Wells Fargo Bank, National Association, as Indenture Trustee (collectively, the “Series 2011-1 Indenture”) and consisted of $325.0 million Series 2011-1 Class A Notes (the “Series 2011-1 Offered Notes”) in a senior subordinate structure. The Series 2011-1 Offered Notes have a fixed coupon of 2.28% per year. The expected principal payment date for the Series 2011-1 Offered Notes is October 17, 2016 and the final maturity date is November 15, 2019. The Trust also issued $33.6 million Series 2011-1 Class B Notes and $48.9 million Series 2011-1 Class C Notes, which are subordinate to the Class A Notes and which were not offered for sale. The Class B Notes have a fixed coupon of 2.78%. The Class C Notes have an annual coupon of zero, which may only be increased if certain conditions are met including satisfaction of rating agency conditions.

The Series 2011-1 Offered Notes are secured by the Nordstrom Private Label receivables and by an undivided beneficial participation interest in the Nordstrom VISA receivables (collectively, the “Receivables”) pursuant to the terms of the Master Indenture, as supplemented by the Indenture Supplement.

The Master Indenture contains standard provisions relating to the default and acceleration of the Trust’s payment obligations upon the occurrence of an event of default, including: (i) the failure to pay principal or interest; (ii) failure to comply with specified agreements, covenants, or obligations; and (iii) commencement of bankruptcy or other insolvency proceedings by or against the Trust. The indenture supplement contains additional events of default pertaining to the series as well as pay out events which would result in early amortization of the related series of notes.

The foregoing summary of the Agreements set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreements, copies of which are incorporated by reference herein as Exhibits 4.1 and 4.2.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement, dated as of November 16, 2011, by and between Nordstrom Credit Card Receivables II LLC, Nordstrom fsb, Nordstrom Credit, Inc., RBS Securities Inc. and J.P. Morgan Securities LLC.

4.2	Series 2011-1 Indenture Supplement, dated as of November 22, 2011, by and between Nordstrom Credit Card Master Note Trust II and Wells Fargo Bank, National Association, as indenture trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Dated:    November 28, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Note Purchase Agreement, dated as of November 16, 2011, by and between Nordstrom Credit Card Receivables II LLC, Nordstrom fsb, Nordstrom Credit, Inc., RBS Securities Inc. and J.P. Morgan Securities LLC.

4.2	Series 2011-1 Indenture Supplement, dated as of November 22, 2011, by and between Nordstrom Credit Card Master Note Trust II and Wells Fargo Bank, National Association, as indenture trustee.